EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement Nos. 333-143652, 333-61876 and 333-153228 on Form S-8 pertaining to the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan, the RadNet, Inc. 2006 Equity Incentive Plan, the Warrant To Purchase Shares Of Common Stock between RadNet, inc. and Derek Bomar, dated January 8, 2007, the Warrant To Purchase Shares Of Common Stock between Primedex Health Systems, Inc. (“Primedex”) and Derek Bomar, dated October 20, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and June W. Chen, dated March 14, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and John V. Crues, dated June 7, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Lawrence L. Levitt, dated March 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and Lawrence L. Levitt, dated March 14, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Jeffrey L. Linden, dated April 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and Judith G. Rose, dated June 7, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 30, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 30, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated March 1, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 11, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Swartz, dated March 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Schwartz, dated July 8, 2005, and the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Schwartz, dated March 1, 2004, of our reports dated March 31, 2008, with respect to the consolidated financial statements and schedule of RadNet, Inc., and the effectiveness of internal control over financial reporting of RadNet, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

Los Angeles, California
August 29, 2008